                          SCHEDULE 14A INFORMATION

              Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
[_]  Definitive Proxy Statement              Rule 14a-6(e)(2))

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-
     11(c) or (S)240.14a-12

                      CBT GROUP PUBLIC LIMITED COMPANY
              (Name of Registrant as Specified In Its Charter)


                                     N/A
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

  (1)  Title of each class of securities to which transaction applies:

  (2)  Aggregate number of securities to which transaction applies:

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

  (4)  Proposed maximum aggregate value of transaction:

  (5)  Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1)  Amount Previously Paid:

  (2)  Form, Schedule or Registration Statement No.:

  (3)  Filing Party:

  (4)  Date Filed:

Notes:

                                                                    May 24, 1999

                             IMPORTANT REMINDER !!
                          ===========================


Dear Holder:

        The Extraordinary General Meeting of CBT GROUP PLC is fast approaching and according to our records, your vote for this meeting has not been received. Regardless of the number of shares you own, it is important they be represented at the meeting. Your vote matters to us and we need your support.

     The Independent Committee of your Board of Directors recommends a vote in
     -------------------------------------------------------------------------

favor of the first proposal and your Board of Directors recommends a vote in
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favor of the second proposal.
-----------------------------

        Since the time remaining is very short, we urge you to return your vote
                                                               ----------------
as soon as possible.  Your bank or broker may not vote your shares without your
--------------------
specific instructions. For your convenience, located on the enclosed voting form, is a toll free telephone number that you may use to vote your shares quickly, as well as Internet address. Please save your Company the expense of additional solicitation costs by voting as soon as possible. We need your
                                                              ------------
support!  Thank you for your time and effort.  Please vote today.
--------


                                        Sincerely,



                                        Elizabeth K. Roemer
                                        Vice President and General Counsel







                    IF YOU HAVE RECENTLY MAILED YOUR VOTE,
             PLEASE ACCEPT OUR THANKS AND DISREGARD THIS REQUEST.